UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 19, 2006

sellcell.net
(Exact Name of Company as Specified in its Charter)

NEVADA	000-51633	98-0461698
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

514-1540 West 2nd Ave, Vancouver, BC                           V6J 1H2
(Address of principal executive offices)                                 (Zip Code)

Registrant's telephone number, including area code: 604-312-5771

Not Applicable
 Former Name, Former Address or Former Fiscal Year,
If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]   Written communications pursuant to Rule 425 under the Securities Act

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 19, 2006, Christopher Bates, Director of sellcell.net (the “Company”), tendered his resignation as President, and pursuant to the bylaws of the Company appointed Sergio Almendros Pallares as new Chief Executive Officer, President and Director of the Company. For more than the past five years Mr. Pallares has been an advisor in commercial and residential real estate acquisitions and development in Spain, as well as a real estate agent and land administrator. He has been president of local real estate member associations, and has been on the board of directors and a shareholder of several private companies involved in purchasing property for renting and selling. Mr. Pallares, 42 years old, is a graduate of the Autonomus University of Barcelona with a degree in Veterinary Medicine, and a graduate of the Politechnical University of Madrid, with a Masters degree in Building and Property Companies.

Signatures

          In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                                                         sellcell.net (Registrant)

Date:  May 23, 2006                                                           /s/  Sergio Almendros Pallares
                                                                                         By:  Sergio Almendros Pallares
                                                                                         Chief Executive Officer and President